                                                                EXHIBIT 8(A)(4)

                      STATE STREET BANK AND TRUST COMPANY

                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY

                             CUSTODIAN FEE SCHEDULE

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ADMINISTRATION (DOMESTIC)

Custody - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports.

The administration fee shown below is an annual charge billed and payable monthly.

                           ANNUAL FEES PER PORTFOLIO

            Custody Maintenance Fee Per Portfolio Per Month

PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED
-----------------------------------------------
--------------------------------------------------------------
State Street Repos
--------------------------------------------------------------
DTC of Fed Book Entry
--------------------------------------------------------------
SSB Boston Commercial Paper Book Entry
--------------------------------------------------------------
PTC Purchase, Sale, Deposit & Withdrawal
--------------------------------------------------------------
All Other Trades
--------------------------------------------------------------
Maturity Collections
--------------------------------------------------------------
Option charge for each option written or closing
contract, per issue, per broker
--------------------------------------------------------------
Option expiration/Option exercised
--------------------------------------------------------------
Interest Rate Futures - no security movement
--------------------------------------------------------------
Monitoring for calls and processing coupons - for
each coupon issue held (monthly charge)
--------------------------------------------------------------

--------------------------------------------------------------
Holding Charge:
--------------
For each issue maintained (annual charge)
Physical Issues
--------------------------------------------------------------

--------------------------------------------------------------
Principal Reduction Payments
Per paydown
--------------------------------------------------------------

--------------------------------------------------------------
Dividend Charges (for items held at the request of
traders over record date in street form)
--------------------------------------------------------------

ADMINISTRATION (FOREIGN)

Custody - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sale fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Withhold foreign taxes. File foreign tax reclaims. Annual fee in basis points per portfolio.

------------------------------------------------------------------------------------------------------------------------
GROUP I             GROUP II              GROUP III               GROUP IV             GROUP V               GROUP VI
------------------------------------------------------------------------------------------------------------------------
Euroclear           Australia             Austria                 Denmark              Mexico                Greece
------------------------------------------------------------------------------------------------------------------------
Japan               Canada                Belgium                 Finland              Portugal              Malaysia
------------------------------------------------------------------------------------------------------------------------
                    Germany               France                  Italy                Spain                 Indonesia
------------------------------------------------------------------------------------------------------------------------
                    Hong Kong             United                  Thailand             Sweden                Turkey
                                          Kingdom
------------------------------------------------------------------------------------------------------------------------
                    Netherlands           New Zealand                                                        Philippines
------------------------------------------------------------------------------------------------------------------------
                                          Norway
------------------------------------------------------------------------------------------------------------------------
                                          Singapore
------------------------------------------------------------------------------------------------------------------------
                                          Switzerland
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                           GROUP I      GROUP II      GROUP III       GROUP IV      GROUP V       GROUP VI
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

TRANSACTION CHARGES

------------------------------------------------------------------------------------------------------------------------
GROUP I             GROUP II              GROUP III               GROUP IV             GROUP V               GROUP VI
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

BALANCE CREDIT

Balance credits for all funds will be applied against the custody fees based on the 90 Day T-Bill rate announced weekly and adjusted by the current Federal Reserve requirements. The rate announced weekly (every Monday) at the Fed T-Bill auction will be utilized against the average collected balance in the Demand Deposit Account maintained at State Street Bank.

SPECIAL SERVICES

Fees for activities of a non-recurring nature such as fund consolidation or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

OUT OF POCKET EXPENSES
----------------------


A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out of Pocket expenses include, but are not limited to, the following:


Telephone
Wire Charges
Postage and Insurance
Courier Service
Duplicating Archiving
Legal Fees
Supplies Related to Fund Records
Rush Transfer -
Transfer Fees
Sub-custodian Charges (e.g., Stamp Duties, Registration, etc.)
Price Waterhouse Audit Letter
Federal Reserve Fee for Return Check items over $2,500 -
GNMA Transfer -
PTC Deposit / Withdrawal for same day turnarounds -


APPROVED BY:


AMERICAN GENERAL SERIES PORTFOLIO COMPANY

By: /s/ ILLEGIBLE
    -------------------------------
Title: TREASURER:
       ----------------------------
Date: June 19, 1997
      -------------------------------


STATE STREET BANK AND TRUST COMPANY

By: /s/ ILLEGIBLE
    -------------------------------
Title:  Vice President:
        -------------------------------
Date:  May 27, 1997
       -------------------------------